UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019 (February 14, 2019)

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2.	Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On March 4, 2019, State Auto Financial Corporation (the "Company") issued a press release reporting that it was revising previously disclosed financial information related to accounting for its pension and postretirement benefits (the “Release"). As described in the Release, the Company had been pooling the net liabilities and the unrecognized actuarial gains and losses along with prior service costs recorded in accumulated other comprehensive income for pension and postretirement benefits to affiliated companies pursuant to a quota share reinsurance agreement or pooling agreement. However, the Company and its auditors have determined that such pooling is not appropriate for these items. The full text of the Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The Release included two non-GAAP financial measures, net income (loss) from operations per diluted share and adjusted book value per share. The Company uses net income (loss) from operations because it believes this calculation better indicates the Company’s operating performance than GAAP net income (loss) in that net income (loss) from operations excludes the sometimes volatile investment gains/losses, net of applicable federal income taxes, that can produce inconsistent results. In addition, the Company uses adjusted book value per share because it believes this calculation is informative to the Company's management and investors.
Net income (loss) from operations differs from GAAP net income (loss) only by the exclusion of net investment gain (loss), net of applicable taxes, on investment activity for the periods being reported. For the three-month periods ended December 31, 2018 and 2017, GAAP net loss was $(0.57) and $(0.33) per diluted share, respectively, while net income from operations was $0.67 per diluted share and net loss from operations was $(0.65) per diluted share for the same respective periods. For the three-month periods ended December 31, 2018 and 2017, net investment (loss) gain, net of applicable taxes, impacted GAAP net (loss) income per diluted share by $(1.25) and $0.32, respectively. For the fiscal years ended December 31, 2018 and 2017, GAAP net income was $0.29 per diluted share while net loss was $(0.42) per diluted share, respectively, while net income from operations was $1.06 per diluted share and net loss from operations was $(1.43) per diluted share for the same respective periods. For the fiscal years ended December 31, 2018 and 2017, net investment (loss) gain, net of applicable taxes, impacted GAAP net income (loss) per diluted share by $(0.91) and $1.01, respectively.
Adjusted book value per share differs from GAAP book value per share only by the exclusion of accumulated other comprehensive (loss) income, net of applicable taxes, for the periods being reported . This amounted to a decrease of $2.23 per share and increase of $0.09 per share for the years ended December 31, 2018 and 2017.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release issued by State Auto Financial Corporation on March 4, 2019, regarding revision of previously disclosed financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: March 4, 2019	/s/ Steven E. English
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release issued by State Auto Financial Corporation on March 4, 2019, regarding revision of previously disclosed financial information.